Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-227965) pertaining to the Amended and Restated 2018 Equity Incentive Plan (Prior Plan), Amended and Restated 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Allogene Therapeutics, Inc.

(2)Registration Statements (Form S-8 Nos. 333-230164, 333-236701, 333-253530, 333-262923, 333-270098, 333-277954 and 333-285781) pertaining to the Amended and Restated 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Allogene Therapeutics, Inc., and

(3)Registration Statement (Form S-3 No. 333-277951) of Allogene Therapeutics, Inc.;

of our report dated March 12, 2026, with respect to the consolidated financial statements of Allogene Therapeutics, Inc. included in this Annual Report (Form 10-K) of Allogene Therapeutics, Inc. for the year ended December 31, 2025.
/s/ Ernst & Young LLP
San Mateo, California
March 12, 2026